EXHIBIT 99.1

ANNUITY AND LIFE RE (HOLDINGS), LTD.
Cumberland House, 1 Victoria Street
Hamilton HM 11, P.O. Box HM 98
Hamilton HM AX, Bermuda

FOR IMMEDIATE RELEASE

CONTACT:	John F. Burke
Annuity and Life Re (Holdings), Ltd.
441-296-7667

Website: www.alre.bm

ANNUITY & LIFE RE ANNOUNCES THE RECAPTURE OF ITS LARGEST GMDB REINSURANCE CONTRACT AND XL LIFE’S RECAPTURE OF CERTAIN LIFE REINSURANCE AGREEMENTS; EARNINGS RELEASE SCHEDULED FOR AUGUST 14, 2003

Hamilton, Bermuda, August 7, 2003, 9:00 a.m. ET – Annuity and Life Re (Holdings), Ltd. (NYSE: ANR) today announced the recapture of its largest guaranteed minimum death benefits (GMDB) reinsurance contract by the ceding companies under that contract, effective as of June 30, 2003. In connection with securing the recapture of the GMDB contract, the Company issued warrants to acquire up to one million of the Company’s common shares. The Company currently expects to incur a charge of approximately $20 million in connection with the recapture. The Company has one remaining GMDB/GMIB contract.

In addition, the Company also announced today that XL Life Ltd has served notice that it intends to recapture the four life reinsurance contracts ceded to the Company on a 50% quota share basis at December 31, 2002. XL Life and the Company are continuing to discuss the terms of the recapture and settlement of these contracts, as well as the other relationships between the Company and XL Life and its affiliates. The Company expects to report substantial charges in the second quarter relating to the recapture of the XL Life contracts, due in part to the write off of deferred acquisition costs associated with those contracts, which totaled approximately $21 million at June 30, 2003. Depending on the resolution of the discussions with XL Life, additional charges may be necessary.

The Company today also announced that it will release its earnings for the second quarter of 2003 on August 14, 2003 and hold a conference call on Friday, August 15, 2003 at 9:00 a.m. E.T.

Conference Call Information

August 15, 2003, 9:00 a.m. Eastern Time 719-457-2692 or 800-310-1961, Code # 250023

The call will be available for replay for seven days following the conference call. The replay numbers are: 719-457-0820 or 888-203-1112, Code # 250023

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by the Company or on its behalf. All statements which address operating performance, events, or developments that the Company expects or anticipates may occur in the future are forward-looking statements. These statements are made on the basis of management’s views and assumptions; as a result, there can be no assurance that management’s expectations will necessarily come to pass. The

Company cautions that actual results could differ materially from those expressed or implied in forward-looking statements. Important factors that could materially and adversely affect the Company’s operations and financial condition and/or cause the Company’s actual results of operations or financial condition to differ from those expressed or implied in the Company’s forward-looking statements include, but are not necessarily limited to, the Company’s ability to meet the obligations associated with the Company’s current business and to fund the Company’s continuing operations; the Company’s ability to reduce or otherwise satisfy the Company’s collateral obligations through novations, recaptures or otherwise; the outcome of pending legal proceedings involving the Company; the Company’s ability to increase its financial ratings; the ability of the Company’s cedents to manage successfully assets they hold on the Company’s behalf; the Company’s success in managing its investments; the Company’s ability to maintain the listing of its common shares on the New York Stock Exchange; changes in mortality, morbidity and claims experience; the Company’s ability to make accurate estimates and assumptions regarding future mortality, persistency, lapses, expenses and investment performance based upon historical results and information provided to it by its cedents; the Company’s ability to underwrite business; unanticipated withdrawal or surrender activity; changes in market conditions, including changes in interest rate levels; the competitive environment; the impact of recent and possible future terrorist attacks and the U.S. government’s response thereto; the Company’s ability to attract and retain clients; the loss of a key executive; regulatory changes (such as changes in U.S. tax law and insurance regulation that directly affect the competitive environment for the Company’s products); and a prolonged economic downturn. Investors are also directed to consider the risks and uncertainties discussed in documents the Company has filed with the Securities and Exchange Commission, and in particular, the Company’s Annual Report on Form 10-K for the year ended December 31, 2002. The Company does not undertake to update any forward-looking statement that may be made from time to time by or on the Company’s behalf.

This press release will be available in the “Press Releases” section of the Company’s website at www.alre.bm/releases_2003.html